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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           REED ELSEVIER CAPITAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      51-8365797
      ----------------------------------              -------------------------------
   (STATE OF INCORPORATION OR ORGANIZATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)

        1105 MARKET STREET, SUITE 942,                             19801
             WILMINGTON, DELAWARE                                ---------
      ----------------------------------                         (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     If this Form relates to the registration of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [X]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-6710-02 & 333-13188-02

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
             -------------------                       ------------------------------
      $550,000,000 6.125% NOTES DUE 2006                  NEW YORK STOCK EXCHANGE
      $550,000,000 6.750% NOTES DUE 2011                  NEW YORK STOCK EXCHANGE

    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:  NONE

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The material set forth in the section "Description of the Debt Securities and Guarantees" in the prospectus dated April 17, 2001 in the Registrant's Amendment No. 1 to Form F-3 Registration Statement (Registration No. 333-13188-02), and the material set forth in the section "Description of the Notes and the Guarantees" in the prospectus supplement dated July 25, 2001, each as filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b), shall be deemed to be incorporated by reference.

ITEM 2.  EXHIBITS

     1. Memorandum and Articles of Association of Reed International (incorporated by reference to Exhibit 1 to the Registration Statement on Form 20-F, No. 1-3334, filed with the SEC on September 9, 1994)

     2. Memorandum and Articles of Association of Elsevier (incorporated by reference to Exhibit 1 to the Annual Report on Form 20-F, No. 1-3334, filed with the SEC on March 27, 1995)

     3. Certificate of Incorporation of Reed Elsevier Capital (incorporated by reference to Exhibit 3(c) to the Registration Statement on Form F-3, No. 333-6710-02, filed with the SEC on April 1, 1997 (the "1997 Form F-3"))

     4. By-laws of Reed Elsevier Capital (incorporated by reference to Exhibit 3(c) to the 1997 Form F-3)

     5. Indenture, dated as of May 9, 1995, among Reed Elsevier Capital, Reed International, Elsevier and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(a) to the 1997 Form F-3)

     6. Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-3, No. 333-6710-02, filed with the SEC on April 16, 2001 (the "2001 Form F-3"))

     7. First Supplemental Indenture, dated as of March 6, 1998, among Reed Elsevier Capital, Reed International, Elsevier, Elsevier I BV and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(b) to the 2001 Form F-3)

     8. Second Supplemental Indenture, dated as of June 3, 1998, among Reed Elsevier Capital, Reed International, Elsevier, Elsevier I BV and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(c) to the 2001 Form F-3)

     9. Third Supplemental Indenture, dated as of February 21, 2001, among Reed Elsevier Capital, Reed International, Elsevier and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(c) to the 2001 Form F-3)

     10. Form of Fourth Supplemental Indenture, dated as of July   , 2001 to the
Indenture dated as of May 9, 1995, among Reed Elsevier Capital, Reed International, Elsevier, The Chase Manhattan Bank, The Chase Manhattan Bank, London Branch and Chase Manhattan Bank Luxembourg S.A. (incorporated by reference to Exhibit 4.1 on Form 6-K, filed with the SEC on July 27, 2001)

     11. Form of U.S. Dollar Global Note (incorporated by reference to Exhibit
4.2 on Form 6-K, filed with the SEC on July 27, 2001)

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          REED ELSEVIER CAPITAL INC.

                                          By: /s/ PAUL RICHARDSON
                                            ------------------------------------
                                              Name: Paul Richardson
                                              Title: Chief Financial Officer

Date: July 27, 2001

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